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                                                                                                           EXHIBIT 12
                                  PACIFIC BELL
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                               Dollars in Millions


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                                                SIX MONTHS ENDED
                                                    JUNE 30,                    YEAR ENDED DECEMBER 31,
                                              ------------------   ---------------------------------------------------
                                                1997      1996       1996       1995      1994      1993        1992
                                              --------- ---------  ---------------------------------------------------
Income (Loss) From Continuing Operations Before
   Income Taxes and Cumulative Effect of
   Accounting Changes                         $ (395)   $ 1,054    $ 1,945   $  1,538   $ 1,692    $  (39)   $  1,738
     Add:  Interest Expense                      219       182         363        410       439        429        460
          1/3 Rental Expense                      30        23          46         28        40         37         35
                                              --------- ---------  --------  ---------  --------   --------  ---------
     Adjusted Earnings                        $ (146)   $ 1,259    $ 2,354   $  1,976   $ 2,171    $   427   $  2,233
                                              ========= =========  ========  =========  ========   ========  =========

Total Interest Charges                        $  252    $  201     $   411   $    410   $   439    $   429   $    460
1/3 Rental Expense                                30        23          46         28        40         37         35
                                              --------- ---------  --------  ---------  --------   --------  ---------

     Adjusted Fixed Charges                   $  282    $  224     $    457  $    438   $   479    $   466   $     495
                                              ========= =========  ========= =========  ========   ========  =========

Ratio of Earnings to Fixed Charges              (0.52)     5.62        5.15      4.51      4.53        0.92      4.51

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